Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2006 relating to the financial statements of MathStar, Inc., which appears in MathStar, Inc’s Annual Report on Form 10-K for the year ended December 31, 2005.

PricewaterhouseCoopers LLP

Portland, OR

May 22, 2006